                                                                      Exhibit 25

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         PNC BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                 NOT APPLICABLE
                        (Jurisdiction of incorporation or
                    organization if not a U.S. national bank)

                                   25-1197336
                      (I.R.S. Employer Identification No.)

                                  One PNC Plaza
                    Fifth Avenue and Wood Street, Pittsburgh,
                    Pennsylvania 15222 (Address of principal
                          executive offices - Zip code)

         Allan K. Poust, Vice President, PNC Bank, National Association
        27th Floor, One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2602
                                 (412) 762-2838
            (Name, address and telephone number of agent for service)

                               SHOP AT HOME, INC.
               (Exact name of obligor as specified in its charter)

                                    Tennessee
         (State or other jurisdiction of incorporation or organization)

                                   62-1282758
                      (I.R.S. Employer Identification No.)

                               5210 Schubert Road
                           Knoxville, Tennessee 37912
               (Address of principal executive offices - Zip code)

                            % Secured Notes Due 2005
                       (Title of the indenture securities)

==============================================================================
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ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency            Washington, D.C.
                        Federal Reserve Bank of Cleveland      Cleveland, Ohio
                        Federal Deposit Insurance Corporation  Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                        Yes.  (See Exhibit T-1-3)

ITEM 2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

ITEM 3   THROUGH ITEM 14.

         The issuer currently is not in default under any of its outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

ITEM 15. FOREIGN TRUSTEE.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

                  Not applicable (trustee is not a foreign trustee).

ITEM 16. LIST OF EXHIBITS.

         List below all exhibits filed as part of this statement of eligibility.

         Exhibit T-1-1             -        Articles of Association of the trustee, with all amendments thereto, as presently in effect, filed as Exhibit 1 to Trustee's
                                            Statement of Eligibility and Qualification, Registration No.
                                            333-43153 and incorporated herein by reference.

         Exhibit T-1-2             -        Copy of Certificate of the Authority of the Trustee to
                                            Commence Business, filed as Exhibit 2 to Trustee's Statement of Eligibility and Qualification, Registration No. 2-58789 and
                                            incorporated herein by reference.



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
         Exhibit T-1-3             -        Copy of Certificate as to Authority of the Trustee to Exercise
                                            Trust Powers, filed as Exhibit 3 to Trustee's Statement of
                                            Eligibility and Qualification, Registration No. 2-58789, and
                                            incorporated herein by reference.

         Exhibit T-1-4             -        The By-Laws of the trustee, filed as Exhibit 4 to Trustee's
                                            Statement of Eligibility and Qualification, Registration No.
                                            333-28711 and incorporated herein by refenence.

         Exhibit T-1-5             -        The consent of the trustee required by Section 321(b) of the
                                            Act.

         Exhibit T-1-6             -        The copy of the Balance Sheet taken from the latest Report of
                                            Condition of the trustee published in response to call made by
                                            Comptroller of the Currency under Section 5211 U.S. Revised
                                            Statutes.


                                      NOTE

    The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligor, it cannot accept any responsibility therefor.




                      ------------------------------------

                         Signature appears on next page






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                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh and Commonwealth of Pennsylvania on February 20, 1998.

                                          PNC BANK, NATIONAL ASSOCIATION
                                          (Trustee)


                                          By     /s/ Richard A. Ranii
                                             ------------------------------
                                                    Richard A. Ranii
                                                     Vice President





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                                                                   EXHIBIT T-1-5


                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection
with the proposed issuance by Shop At Home, Inc. of its    % Secured Notes Due
2005, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                             PNC BANK, NATIONAL ASSOCIATION
                                             (Trustee)


                                             By    /s/ Richard A. Ranii
                                                ----------------------------
                                                      Richard A. Ranii
                                                      Vice President


Dated: February 20, 1998


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                                                                   EXHIBIT T-1-6

                           SCHEDULE RC - BALANCE SHEET
                                      FROM
                               REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                         PNC BANK, NATIONAL ASSOCIATION
                   of PITTSBURGH in the state of PENNSYLVANIA
                           at the close of business on
                               September 30, 1997
                        filed in response to call made by
                          Comptroller of the Currency,
                 under title 12, United States Code, Section 161
                               Charter Number 540
                Comptroller of the Currency Northeastern District

                                  BALANCE SHEET

                                                                                                Thousands
                                                                                                of Dollars
                                                                                               ------------
                                     ASSETS

Cash and balances due from depository institutions
            Noninterest-bearing balances and currency and coin...........................      $ 3,291,380
            Interest-Bearing Balances....................................................          122,778
Securities
            Held-to-maturity securities..................................................                0
            Available-for-sale securities................................................        5,669,736
Federal funds sold and securities purchased under
            agreements to resell in domestic offices of the
            bank and of its Edge and Agreement subsidiaries,
            and in IBFs:
            Federal funds sold and
            Securities purchased under agreements to resell..............................          869,038
Loans and lease financing receivables:
            Loans and leases, net of unearned income                 $44,571,048
            LESS:  Allowance for loan and lease losses                   812,830
            LESS:  Allocated transfer risk reserve                             0
            Loans and leases, net of unearned income,
               allowance and reserve....................................................        43,758,218
Trading assets    ...............................................................134,154
Premises and fixed assets (including capitalized leases)................................           716,561
Other real estate owned ................................................................            50,869
Investments in unconsolidated subsidiaries and
            associated companies .......................................................             3,679
Customers' liability to this bank on acceptances
            outstanding.................................................................            50,248
Intangible assets ......................................................................         1,575,419
Other assets        1,406,879
                  -----------
            Total Assets................................................................       $57,648,959
                                                                                               ===========


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
                                   LIABILITIES

Deposits:
   In domestic offices.................................................................        $34,197,693
      Noninterest-bearing                                            $ 8,472,726
      Interest-bearing                                                25,724,967
   In foreign offices, Edge and Agreement subsidiaries,
      and IBFs.........................................................................          1,544,664
      Noninterest-bearing                                            $     6,571
      Interest-bearing                                                 1,538,093
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and in IBFs:
      Federal funds purchased and
      Securities sold under agreements to repurchase...................................          2,156,756
Demand notes issued to U.S. Treasury...................................................            799,995
Trading Liabilities....................................................................            155,047
Other borrowed money
   With original maturity of one year or less..........................................         10,085,030

   With original maturity of more than one year through three years....................            882,274
   With original maturity of more than one year........................................          1,169,398
Bank's liability on acceptances executed and outstanding...............................             50,248
Subordinated notes and debentures .....................................................            645,953
Other liabilities.........................................................   1,080,158
                                                                           -----------
Total liabilities.........................................................  52,767,216


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus..........................................                  0
Common Stock....................................................................218,919
Surplus........1,933,735
Undivided profits and capital reserves.................................................          2,760,127
Net unrealized holding gains (losses) on
   available-for-sale securities.......................................................            (31,038)
Cumulative foreign currency translation adjustments....................................                  0
Total equity capital...................................................................          4,881,743
                                                                                               -----------

Total liabilities and equity capital...................................................        $57,648,959
                                                                                               ===========